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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                        Date of Report: October 18, 2000
              (Date of earliest event reported: October 12, 2000)



                                  PEAPOD, INC.
             (Exact name of Registrant as Specified in Its Charter)



            Delaware                      0-22557               36-4118175
  (State or Other Jurisdiction        (Commission File       (I.R.S. Employer
of Incorporation or Organization)         Number)         Identification Number)


      9933 Woods Drive, Skokie, Illinois                          60077
   (Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code:  (847) 583-9400


                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events

   On October 12, 2000, the Registrant entered into an Exchange Agreement and First Amendment to Purchase Agreement (dated April 14, 2000) (the "Exchange Agreement") with Koninklijke Ahold N.V. ("Ahold"). Under the Exchange Agreement, Ahold agreed to exchange 726,371 shares of the Registrant's Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock") held by Ahold for 726,371 shares of the Registrant's Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"). The Series C Preferred Stock has the same terms as the Series B Preferred Stock except that, in lieu of a provision for mandatory redemption by the Registrant of the Series B Preferred, the Series C Preferred provides for an increase in the dividend rate on the Series C Preferred beginning on June 30, 2008.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Businesses Acquired:

     Not applicable.

(b)  Pro Forma Financial Information:

     Not applicable.

(c)  Exhibits:

     99.1 Exchange Agreement and First Amendment to Purchase Agreement (dated April 14, 2000) dated October 12, 2000 between the Registrant and Koninklijke Ahold N.V.

     99.2 Certificate of Designations of Series C Convertible Preferred Stock of the Registrant filed on October 11, 2000, as amended on October 16, 2000
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PEAPOD, INC.

Date: October 18, 2000              By: /s/ Dan Rabinowitz
      -------------------               -------------------------------
                                        Dan Rabinowitz
                                        Senior Vice President and Chief
                                        Financial Officer
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                                 EXHIBIT INDEX
Exhibit
Number    Description of Exhibit
-------   ----------------------
*99.1 Purchase Agreement dated April 14, 2000 between the Registrant and Koninklijke Ahold N.V.

*99.2 Certificate of Designations of Series C Convertible Preferred Stock of the Registrant filed on October 11, 2000, as amended on October 16, 2000

_____________________
*  Filed herewith.